601 East Third Street                                           info@acxiom.com
Little Rock, AR 72201                                           www.acxiom.com

For more information, contact:

Katharine Boyce
Investor Relations Coordinator
Acxiom Corporation
(501) 342-1321
Investor.relations@acxiom.com
EACXM

Acxiom Announces Third Quarter Fiscal Year 2010 Results
Sequential Improvement in Revenue, Earnings and Operating Cash Flow

LITTLE ROCK, Ark. — January 28, 2010 — Acxiom® Corporation (Nasdaq: ACXM), a global leader in interactive marketing, today announced financial results for the third quarter of fiscal year 2010 ended December 31, 2009. Acxiom will hold a conference call at 10:00 a.m. CST today to further discuss this information. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com.

John Meyer, Acxiom’s chief executive officer and president, said, “We stated last quarter that we expected operating income performance in the second half of the year to improve over the first half. Based on our third-quarter performance and historical seasonality patterns for fourth-quarter performance, we still expect to see significant improvement in operating income in the second half of the fiscal year.”

Meyer continued, “Despite another challenging period for us versus the prior-year quarter, we have seen a stabilization in client spending which, combined with aggressive sales initiatives, has led to increased sequential revenue for the second consecutive quarter. Our continued focus on cost management positively impacted both our operating income and operating margins. These initiatives, aided by management of our working capital, contributed to another strong quarter of operating cash flow.”

Third Quarter 2010 Highlights:

•
Earnings per diluted share of $0.18 in the third quarter of fiscal 2010, compared to loss per diluted share of $0.15 in the third quarter of fiscal 2009. The prior year results included $0.36 in unusual items. Excluding the effect of the unusual items, diluted earnings per share in the prior-year period were $0.21.

•
Income from operations of $29.9 million in the current-year third quarter, compared to loss from operations of $8.6 million in the third quarter last year. The prior-year loss from operations included $43.2 million in unusual loss items. Before the effect of the unusual loss items income from operations for the prior-year third quarter would have been $34.6 million.

•
Revenue of $283.8 million in the current quarter, compared to $301.0 million, excluding an Information Products pass-through contract (approximately $20.1 million), in the third quarter a year ago. GAAP revenue, including the pass-through revenue in the prior quarter, was $321.1 million. This contract was modified in the fourth quarter of fiscal 2009, and the company no longer recognizes pass-through revenue from this contract.

•	Operating cash flow of $74.5 million compared to $78.9 million in the third quarter a year ago.

•
Free cash flow available to equity of $49.0 million, compared to $46.8 million in the third quarter a year ago. Free cash flow available to equity is a non-GAAP financial measure; a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this news release.

Operational Highlights:

•
Information Services: Revenue for the quarter was $218.3 million, compared to $231.1 million in the third quarter of the previous year. Income from operations for the quarter was $27.6 million, compared to $30.4 million in the third quarter of fiscal 2009.

•
Information Products: Revenue for the quarter was $65.5 million, compared with $69.9 million, excluding the pass-through revenue of approximately $20.1 million from the Information Products contract referenced above, in the third quarter a year ago. GAAP revenue, including the pass-through revenue in the prior quarter, was $90.0 million. This contract was modified in the fourth quarter of fiscal 2009, and the company no longer recognizes pass-through revenue from this contract. Income from operations for the quarter was $2.8 million, compared to income from operations of $4.2 million in the third quarter of the previous year.

Income from operations includes expenses that had previously been included in corporate and other expenses. The Company now allocates selling, general and administrative expenses previously included in corporate and other expenses to the two operating segments, Information Services and Information Products. Prior-year results have been reclassified to reflect the change.

Fiscal Year 2010 Year-To-Date Highlights:

•
Earnings per diluted share of $0.35 for the current year nine-month period compared to earnings per diluted share of $0.19 in the comparable nine-month period last year. Excluding unusual loss items of $0.33, diluted earnings per share for the nine-month period of fiscal 2009 were $0.52.

•
Income from operations of $63.6 million for the first nine months of fiscal year 2010, compared to $51.3 million in the comparable nine-month period of fiscal 2009. Income from operations for the prior year, excluding unusual loss items of $40.3 million, was $91.5 million.

•
Revenue of $810.9 million in the current nine-month period, compared to $917.2 million, excluding revenue from an Information Products pass-through contract of approximately $63.8 million in the prior year. GAAP revenue, including the pass-through revenues in the prior year, was $981.1 million. This contract was modified in the fourth quarter of fiscal 2009, and the company no longer recognizes pass-through revenue from this contract.

•	Operating cash flow of $151.4 million in the current fiscal year nine-month period compared to $194.2 million in the prior year nine-month period.

•
Free cash flow available to equity of $65.2 million for the nine months ended December 31, 2009.  For the nine-month period ended December 31, 2008 free cash flow available to equity was $108.7 million, including unusual and one-time items of $26.8 million, including $24.2 million in proceeds received from the sale of company-owned real estate. Free cash flow available to equity is a non-GAAP financial measure; reconciliation to the comparable GAAP measure, operating cash flow, is attached to this news release.

Web Link to Financials

You may link to http://www.acxiom.com/FY10_Q3_Financials for the detailed financial information we typically attach to our earnings releases.

About Acxiom

A global leader in interactive marketing services and infrastructure management, Acxiom connects clients with their customers through deep customer insight, powering effective and profitable marketing initiatives and business decisions. Our consultative approach spans multiple industries and incorporates decades of experience in consumer data and analytics, information technology, data integration and consulting solutions for effective marketing across digital, Internet, email, mobile and direct mail channels. Our secure, high-performance technology services deliver consistent value and reliability. Founded in 1969, Acxiom is headquartered in Little Rock, Ark., and serves clients around the world from locations in the United States, Europe, Middle East and Asia-Pacific. For more information about Acxiom, visit www.acxiom.com.

Forward Looking Statements

This release and today’s conference call may contain forward-looking statements including, without limitation, statements regarding the anticipated improvements in operating income in the second half of our fiscal year. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates to other organizations; the possibility that we will not be able to continue to receive credit upon satisfactory terms and conditions; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our Annual Report on Form 10-K for the year ended March 31, 2009, which was filed with the Securities and Exchange Commission on May 29, 2009.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	December 31,
			$	%
	2009	2008	Variance	Variance

Revenue:
Services	218,340	231,077	(12,737)	(5.5%)
Products	65,467	89,979	(24,512)	(27.2%)
Total revenue	283,807	321,056	(37,249)	(11.6%)

Operating costs and expenses:
Cost of revenue
Services	163,206	173,433	10,227	5.9%
Products	46,727	70,487	23,760	33.7%
Total cost of revenue	209,933	243,920	33,987	13.9%

Services gross margin	25.3%	24.9%
Products gross margin	28.6%	21.7%
Total gross margin	26.0%	24.0%

Selling, general and administrative	43,477	42,560	(917)	(2.2%)
Gains, losses and other items, net	538	43,175	42,637	98.8%

Total operating costs and expenses	253,948	329,655	75,707	23.0%

Income from operations	29,859	(8,599)	38,458	447.2%

Other income (expense):
Interest expense	(5,687)	(8,105)	2,418	29.8%
Other, net	198	140	58	41.4%

Total other income (expense)	(5,489)	(7,965)	2,476	31.1%

Earnings (loss) before income taxes	24,370	(16,564)	40,934	247.1%

Income taxes	10,212	(5,115)	(15,327)	(299.6%)

Net earnings (loss)	14,158	(11,449)	25,607	223.7%

Less: Net earnings (loss) attributable to noncontrolling interest	(104)	-	(104)	-

Net earnings (loss) attributable to Acxiom	14,262	(11,449)	25,711	224.6%

Earnings (loss) per share:

Basic	0.18	(0.15)	0.33	220.0%

Diluted	0.18	(0.15)	0.33	220.0%

Earnings (loss) per share attributable to Acxiom stockholders:

Basic	0.18	(0.15)	0.33	220.0%

Diluted	0.18	(0.15)	0.33	220.0%

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Nine Months Ended
	December 31,
			$	%
	2009	2008	Variance	Variance

Revenue:
Services	627,879	701,377	(73,498)	(10.5%)
Products	183,014	279,687	(96,673)	(34.6%)
Total revenue	810,893	981,064	(170,171)	(17.3%)

Operating costs and expenses:
Cost of revenue
Services	488,574	533,280	44,706	8.4%
Products	138,775	225,242	86,467	38.4%
Total cost of revenue	627,349	758,522	131,173	17.3%

Services gross margin	22.2%	24.0%
Products gross margin	24.2%	19.5%
Total gross margin	22.6%	22.7%

Selling, general and administrative	119,084	131,030	11,946	9.1%
Gains, losses and other items, net	858	40,260	39,402	97.9%

Total operating costs and expenses	747,291	929,812	182,521	19.6%

Income from operations	63,602	51,252	12,350	24.1%

Other income (expense):
Interest expense	(16,615)	(26,155)	9,540	36.5%
Other, net	303	1,786	(1,483)	(83.0%)

Total other income (expense)	(16,312)	(24,369)	8,057	33.1%

Earnings before income taxes	47,290	26,883	20,407	75.9%

Income taxes	19,493	11,829	(7,664)	(64.8%)

Net earnings	27,797	15,054	12,743	84.6%

Less: Net earnings attributable to noncontrolling interest	(104)	-	(104)	-

Net earnings attributable to Acxiom	27,901	15,054	12,847	85.3%

Earnings per share:

Basic	0.35	0.19	0.16	84.2%

Diluted	0.35	0.19	0.16	84.2%

Earnings per share attributable to Acxiom stockholders:

Basic	0.35	0.19	0.16	84.2%

Diluted	0.35	0.19	0.16	84.2%

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Three Months Ended

	December 31,	December 31,
	2009	2008

Basic earnings per share:

Numerator - net earnings (loss)	14,158	(11,449)

Denominator - weighted-average shares outstanding	79,068	78,086

Basic earnings (loss) per share	0.18	(0.15)

Diluted earnings per share:

Numerator - net earnings (loss)	14,158	(11,449)

Denominator - weighted-average shares outstanding	79,068	78,086

Dilutive effect of common stock options, warrants and restricted stock	802	-

	79,870	78,086

Diluted earnings (loss) per share	0.18	(0.15)

Basic earnings per share attributable to Acxiom stockholders:

Numerator - net earnings (loss) attributable to Acxiom	14,262	(11,449)

Denominator - weighted-average shares outstanding	79,068	78,086

Basic earnings (loss) per share attributable to Acxiom stockholders	0.18	(0.15)

Diluted earnings per share attributable to Acxiom stockholders:

Numerator - net earnings (loss) attributable to Acxiom	14,262	(11,449)

Denominator - weighted-average shares outstanding	79,068	78,086

Dilutive effect of common stock options, warrants and restricted stock	802	-

	79,870	78,086

Diluted earnings (loss) per share attributable to Acxiom stockholders	0.18	(0.15)

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Nine Months Ended

	December 31,	December 31,
	2009	2008

Basic earnings per share:

Numerator - net earnings	27,797	15,054

Denominator - weighted-average shares outstanding	78,883	77,735

Basic earnings per share	0.35	0.19

Diluted earnings per share:

Numerator - net earnings	27,797	15,054

Denominator - weighted-average shares outstanding	78,883	77,735

Dilutive effect of common stock options, warrants and restricted stock	537	345

	79,420	78,080

Diluted earnings per share	0.35	0.19

Basic earnings per share attributable to Acxiom stockholders:

Numerator - net earnings attributable to Acxiom	27,901	15,054

Denominator - weighted-average shares outstanding	78,883	77,735

Basic earnings per share attributable to Acxiom stockholders	0.35	0.19

Diluted earnings per share attributable to Acxiom stockholders:

Numerator - net earnings attributable to Acxiom	27,901	15,054

Denominator - weighted-average shares outstanding	78,883	77,735

Dilutive effect of common stock options, warrants and restricted stock	537	345

	79,420	78,080

Diluted earnings per share attributable to Acxiom stockholders	0.35	0.19

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	December 31,	December 31,
Revenue:	2009	2008

Information services	218,340	231,077
Information products	65,467	89,979

Total revenue	283,807	321,056

Income from operations:

Information services	27,565	30,358
Information products	2,832	4,218
Other	(538)	(43,175)

Total income from operations	29,859	(8,599)

Margin:

Information services	12.6%	13.1%
Information products	4.3%	4.7%

Total margin	10.5%	-2.7%

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Nine Months Ended

	December 31,	December 31,
Revenue:	2009	2008

Information services	627,879	701,377
Information products	183,014	279,687

Total revenue	810,893	981,064

Income from operations:

Information services	63,374	84,524
Information products	1,086	6,988
Other	(858)	(40,260)

Total income from operations	63,602	51,252

Margin:

Information services	10.1%	12.1%
Information products	0.6%	2.5%

Total margin	7.8%	5.2%

ACXIOM CORPORATION AND SUBSIDIARIES
PRODUCTS REVENUE AND COST OF PRODUCTS SUPPLEMENTAL SCHEDULE
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	December 31,	December 31,	$	%
	2009	2008	Variance	Variance

Products	65,467	69,892	(4,425)	(6.3%)
Passthrough data	-	20,087	(20,087)	(100.0%)

Total products revenue	65,467	89,979	(24,512)	(27.2%)

Cost of products revenue:
Products	46,727	50,400	3,673	7.3%
Passthrough data	-	20,087	20,087	100.0%

Total cost of products	46,727	70,487	23,760	33.7%

Margin:

Products	28.6%	27.9%
Passthrough data	-	0.0%
Total products	28.6%	21.7%

ACXIOM CORPORATION AND SUBSIDIARIES
PRODUCTS REVENUE AND COST OF PRODUCTS SUPPLEMENTAL SCHEDULE
(Unaudited)
(Dollars in thousands)

	For the Nine Months Ended

	December 31,	December 31,	$	%
	2009	2008	Variance	Variance

Products	183,014	215,838	(32,824)	(15.2%)
Passthrough data	-	63,849	(63,849)	(100.0%)

Total products revenue	183,014	279,687	(96,673)	(34.6%)

Cost of products revenue:
Products	138,775	161,393	22,618	14.0%
Passthrough data	-	63,849	63,849	100.0%

Total cost of products	138,775	225,242	86,467	38.4%

Margin:

Products	24.2%	25.2%
Passthrough data	-	0.0%
Total products	24.2%	19.5%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	December 31,	March 31,	$	%
	2009	2009	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	200,582	177,166	23,416	13.2%
Trade accounts receivable, net	180,546	184,814	(4,268)	(2.3%)
Refundable income taxes	-	4,579	(4,579)	(100.0%)
Deferred income taxes	45,481	45,641	(160)	(0.4%)
Other current assets	46,042	46,873	(831)	(1.8%)

Total current assets	472,651	459,073	13,578	3.0%

Property and equipment	797,029	745,999	51,030	6.8%
Less - accumulated depreciation and amortization	576,050	531,410	44,640	8.4%

Property and equipment, net	220,979	214,589	6,390	3.0%

Software, net of accumulated amortization	43,077	52,798	(9,721)	(18.4%)
Goodwill	474,597	454,944	19,653	4.3%
Purchased software licenses, net of accumulated amortization	51,499	65,341	(13,842)	(21.2%)
Deferred costs, net	71,512	70,343	1,169	1.7%
Data acquisition costs	24,871	31,317	(6,446)	(20.6%)
Other assets, net	18,366	18,938	(572)	(3.0%)

	1,377,552	1,367,343	10,209	0.7%

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	41,485	40,967	518	1.3%
Trade accounts payable	23,575	27,701	(4,126)	(14.9%)
Accrued payroll and related expenses	28,105	44,823	(16,718)	(37.3%)
Other accrued expenses	85,769	86,072	(303)	(0.4%)
Deferred revenue	57,426	54,991	2,435	4.4%
Income taxes	121	-	121	-

Total current liabilities	236,481	254,554	(18,073)	(7.1%)

Long-term debt	483,846	537,272	(53,426)	(9.9%)

Deferred income taxes	79,505	58,526	20,979	35.8%

Other liabilities	10,588	9,321	1,267	13.6%

Stockholders' equity:
Common stock	11,625	11,576	49	0.4%
Additional paid-in capital	810,236	800,094	10,142	1.3%
Retained earnings	469,851	441,950	27,901	6.3%
Accumulated other comprehensive income	9,638	(6,238)	15,876	(254.5%)
Treasury stock, at cost	(738,601)	(739,712)	1,111	(0.2%)
Total Acxiom stockholders' equity	562,749	507,670	55,079	(2)
Noncontrolling interest	4,383	-	4,383	-

Total equity	567,132	507,670	59,462	11.7%

	1,377,552	1,367,343	10,209	0.7%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	December 31,

	2009	2008

Cash flows from operating activities:
Net earnings (loss)	14,158	(11,449)
Non-cash operating activities:
Depreciation and amortization	43,170	49,677
Loss on disposal or impairment of assets, net	403	25,896
Deferred income taxes	14,381	(2,784)
Non-cash stock compensation expense	2,638	1,807
Changes in operating assets and liabilities:
Accounts receivable	1,814	1,958
Other assets	8,452	(6,940)
Deferred costs	(12,037)	(918)
Accounts payable and other liabilities	(6,109)	21,107
Deferred revenue	7,639	559
Net cash provided by operating activities	74,509	78,913
Cash flows from investing activities:
Sale of assets	1,058	-
Capitalized software	(1,846)	(3,872)
Capital expenditures	(9,479)	(6,232)
Data acquisition costs	(5,450)	(7,825)
Payment for investments	(1,000)	-
Net cash paid in acquisitions	(3,785)	(2,700)
Net cash used by investing activities	(20,502)	(20,629)
Cash flows from financing activities:
Payments of debt	(17,316)	(14,193)
Fees for debt refinancing	(4,563)	-
Sale of common stock	351	2,447
Tax benefit of stock options exercised	-	-
Acquisition of treasury stock	-	(655)
Noncontrolling interests equity contributions	457	-
Net cash used by financing activities	(21,071)	(12,401)
Effect of exchange rate changes on cash	12	(1,178)

Net increase in cash and cash equivalents	32,948	44,705
Cash and cash equivalents at beginning of period	167,634	93,370
Cash and cash equivalents at end of period	200,582	138,075

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	6,221	8,047
Income taxes	(4,190)	2,901
Payments on capital leases and installment payment arrangements	7,309	9,033
Payments on software and data license liabilities	416	3,099
Other debt payments, excluding line of credit	2,091	2,061
Prepayment of debt	7,500	-
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	7,860	2,233

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Nine Months Ended

	December 31,

	2009	2008

Cash flows from operating activities:
Net earnings	27,797	15,054
Non-cash operating activities:
Depreciation and amortization	124,912	154,297
Loss on disposal or impairment of assets, net	410	22,654
Deferred income taxes	23,100	5,069
Non-cash stock compensation expense	8,288	8,040
Changes in operating assets and liabilities:
Accounts receivable	5	(9,377)
Other assets	11,913	13,875
Deferred costs	(15,381)	(2,986)
Accounts payable and other liabilities	(31,214)	(6,222)
Deferred revenue	1,548	(6,215)
Net cash provided by operating activities	151,378	194,189
Cash flows from investing activities:
Sale of assets	1,058	24,174
Capitalized software	(6,661)	(13,001)
Capital expenditures	(31,372)	(19,183)
Cash collected from sale and license of software	-	2,000
Data acquisition costs	(14,231)	(22,954)
Payment from (for) investments	(1,000)	2,596
Net cash paid in acquisitions	(3,428)	(15,403)
Net cash used by investing activities	(55,634)	(41,771)
Cash flows from financing activities:
Payments of debt	(72,442)	(73,694)
Fees for debt refinancing	(4,563)	-
Dividends paid	-	(9,312)
Sale of common stock	3,014	8,362
Tax benefit of stock options exercised	-	115
Acquisition of treasury stock	(307)	(655)
Noncontrolling interests equity contributions	457	-
Net cash used by financing activities	(73,841)	(75,184)
Effect of exchange rate changes on cash	1,513	(1,820)

Net increase in cash and cash equivalents	23,416	75,414
Cash and cash equivalents at beginning of period	177,166	62,661
Cash and cash equivalents at end of period	200,582	138,075

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	16,807	24,468
Income taxes	(8,450)	(3,029)
Payments on capital leases and installment payment arrangements	22,607	33,116
Payments on software and data license liabilities	6,134	19,887
Other debt payments, excluding line of credit	6,201	6,191
Prepayment of debt	37,500	14,500
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	18,247	7,892
Software licenses and maintenance acquired under software obligation	611	1,546

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	06/30/08	09/30/08	12/31/08	03/31/09	FY2009	06/30/09	09/30/09	12/31/09	FY2010

Net cash provided by operating activities	28,473	86,803	78,913	74,652	268,841	16,166	60,703	74,509	151,378

Plus:
Sale of assets	-	24,174	-	-	24,174	-	-	1,058	1,058
Payments received from investments	2,494	102	-	3	2,599	-	-	-	-

Less:
Capitalized software	(5,011)	(4,118)	(3,872)	(3,238)	(16,239)	(2,384)	(2,431)	(1,846)	(6,661)
Capital expenditures	(5,706)	(7,245)	(6,232)	(12,266)	(31,449)	(7,431)	(14,462)	(9,479)	(31,372)
Data acquisition costs	(8,622)	(6,507)	(7,825)	(7,607)	(30,561)	(5,777)	(3,004)	(5,450)	(14,231)
Payments on capital leases and installment payment arrangements	(12,879)	(11,204)	(9,033)	(7,673)	(40,789)	(7,794)	(7,504)	(7,309)	(22,607)
Payments on software and data license liabilities	(8,368)	(8,420)	(3,099)	(3,330)	(23,217)	(3,878)	(1,840)	(416)	(6,134)
Other required debt payments	(2,057)	(2,073)	(2,061)	(2,073)	(8,264)	(2,052)	(2,058)	(2,091)	(6,201)

Subtotal	(11,676)	71,512	46,791	38,468	145,095	(13,150)	29,404	48,976	65,230

Plus:
Tax benefit of stock options and warrants	60	55	-	(81)	34	-	-	-	-

Subtotal	(11,616)	71,567	46,791	38,387	145,129	(13,150)	29,404	48,976	65,230

Plus:
Cash collected from sale of software	2,000	-	-	-	2,000	-	-	-	-

Total	(9,616)	71,567	46,791	38,387	147,129	(13,150)	29,404	48,976	65,230

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

										Q3 FY09 to Q3 FY10
	06/30/08	09/30/08	12/31/08	03/31/09	FY2009	06/30/09	09/30/09	12/31/09	FY2010%		$
Revenue:
Services	236,695	233,605	231,077	218,885	920,262	199,326	210,213	218,340	627,879	-5.5%	(12,737)
Products	94,378	95,330	89,979	76,624	356,311	56,655	60,892	65,467	183,014	-27.2%	(24,512)
Total revenue	331,073	328,935	321,056	295,509	1,276,573	255,981	271,105	283,807	810,893	-11.6%	(37,249)

Operating costs and expenses:
Cost of revenue
Services	178,861	180,986	173,433	161,060	694,340	159,576	165,792	163,206	488,574	5.9%	10,227
Products	77,717	77,038	70,487	55,604	280,846	45,919	46,129	46,727	138,775	33.7%	23,760
Total cost of revenue	256,578	258,024	243,920	216,664	975,186	205,495	211,921	209,933	627,349	13.9%	33,987

Selling, general and administrative	49,482	38,988	42,560	38,930	169,960	37,643	37,964	43,477	119,084	-2.2%	(917)
Gains, losses and other items, net	(545)	(2,370)	43,175	(1,694)	38,566	347	(27)	538	858	98.8%	42,637

Total operating costs and expenses	305,515	294,642	329,655	253,900	1,183,712	243,485	249,858	253,948	747,291	23.0%	75,707

Income (loss) from operations	25,558	34,293	(8,599)	41,609	92,861	12,496	21,247	29,859	63,602	447.2%	38,458
% Margin	7.7%	10.4%	-2.7%	14.1%	7.3%	4.9%	7.8%	10.5%	7.8%
Other income (expense)
Interest expense	(9,459)	(8,591)	(8,105)	(6,441)	(32,596)	(5,505)	(5,423)	(5,687)	(16,615)	29.8%	2,418
Other, net	1,359	287	140	163	1,949	(118)	223	198	303	41.4%	58
Total other income (expense)	(8,100)	(8,304)	(7,965)	(6,278)	(30,647)	(5,623)	(5,200)	(5,489)	(16,312)	31.1%	2,476

Earnings (loss) before income taxes	17,458	25,989	(16,564)	35,331	62,214	6,873	16,047	24,370	47,290	247.1%	40,934
Income taxes	6,808	10,136	(5,115)	12,881	24,710	2,679	6,602	10,212	19,493	-299.6%	(15,327)

Net earnings (loss)	10,650	15,853	(11,449)	22,450	37,504	4,194	9,445	14,158	27,797	223.7%	25,607

Less: Net earnings (loss) attributable
to noncontrolling interest	-	-	-	-	-	-	-	(104)	(104)	-	(104)

Net earnings (loss) attributable to Acxiom	10,650	15,853	(11,449)	22,450	37,504	4,194	9,445	14,262	27,901	224.6%	25,711

Diluted earnings (loss) per share
attributable to Acxiom shareholders	0.14	0.20	(0.15)	0.29	0.48	0.05	0.12	0.18	0.35	220.0%	0.33

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

										Q3 FY09 to Q3 FY10
	06/30/08	09/30/08	12/31/08	03/31/09	FY2009	06/30/09	09/30/09	12/31/09	FY2010%		$
Revenue:

Services	236,695	233,605	231,077	218,885	920,262	199,326	210,213	218,340	627,879	-5.5%	(12,737)
Products	94,378	95,330	89,979	76,624	356,311	56,655	60,892	65,467	183,014	-27.2%	(24,512)

Total revenue	331,073	328,935	321,056	295,509	1,276,573	255,981	271,105	283,807	810,893	-11.6%	(37,249)

Income from operations:

Services	25,639	28,527	30,358	32,873	117,397	15,838	19,971	27,565	63,374	-9.2%	(2,793)
Products	(626)	3,396	4,218	7,042	14,030	(2,995)	1,249	2,832	1,086	-32.9%	(1,386)
Other	545	2,370	(43,175)	1,694	(38,566)	(347)	27	(538)	(858)	98.8%	42,637

Total income (loss) from operations	25,558	34,293	(8,599)	41,609	92,861	12,496	21,247	29,859	63,602	447.2%	38,458

Margin:

Services	10.8%	12.2%	13.1%	15.0%	12.8%	7.9%	9.5%	12.6%	10.1%
Products	-0.7%	3.6%	4.7%	9.2%	3.9%	-5.3%	2.1%	4.3%	0.6%

Total	7.7%	10.4%	-2.7%	14.1%	7.3%	4.9%	7.8%	10.5%	7.8%